Exhibit 99.1

BiomX Provides Update on Defense Technology Portfolio and Growth Strategy

Presentation reflects BiomX’s completed strategic transition and current focus on technologies that identify, analyze, and respond to physical threats

Netanya, Israel, June 18, 2026 - BiomX Inc. (NYSE American: PHGE), a company that develops and acquires technologies for defense, security, and first-response markets, today announced that it has posted an updated informational presentation to the Company’s website as part of its completed strategic transition towards the defense sector. The presentation provides an overview of BiomX’s portfolio, operating framework, leadership and advisory team, and growth strategy.

BiomX’s current strategy is built around the growing need for technologies that can identify, analyze, and support faster responses to physical threats across high-consequence settings. The Company’s portfolio currently includes Zorronet, an AI-powered Autonomous Command Center platform, and DFSL, which develops laser-based threat detection and physical security technologies.

“Our new presentation is intended to give stockholders and investors a clear view of BiomX as it exists today, and a sense of how we are working to build the Company from here,” said Michael Oster, Chief Executive Officer of BiomX. “Over the past several months, we have completed a fundamental strategic transition and rebuilt the Company around defense, security, and critical-infrastructure technologies. Our focus now is on building a portfolio that helps identify, analyze, and respond to physical threats more quickly, particularly as UAVs and autonomous systems create new challenges for governments, infrastructure operators, and security teams. We are also focused on implementing our NYSE American compliance plan while building a stronger financial and operating foundation for the Company over time. We have real technology in the field, a clear operating framework, and a leadership and advisory team focused on disciplined execution.”

The updated presentation also highlights BiomX’s leadership and advisory team, which includes experience across defense technology, public markets, operational security, electro-optics, and large-scale security systems. BiomX believes this experience supports the Company’s ability to evaluate, acquire, and advance technologies that address evolving physical security needs.

About BiomX Inc.

BiomX Inc. is a company focused on acquiring and further developing technologies that identify, track, and respond to physical threats across defense, security, critical infrastructure, and first-response sectors. The Company's portfolio is built around the growing need for earlier and more accurate threat detection, particularly as UAVs and other autonomous systems play a larger role in defense and homeland security.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding BiomX’s ability to regain compliance with the continued listing standards of the NYSE American, the Company’s ability to execute the initiatives set forth in its compliance plan, the Company’s ability to maintain the listing of its common stock on the NYSE American during the plan period, and the Company’s business strategy, financial position and strategic opportunities. In some cases, you can identify forward-looking statements by terminology such as “will,” “would,” “expect,” “intend,” “plan,” “objective,” “believe,” “anticipate,” or comparable terminology referencing future events, conditions or circumstances, or the negative of such terms.

Although BiomX believes that it has a reasonable basis for the forward-looking statements contained in this press release, they are based on management’s current beliefs and expectations about future events and circumstances and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. Statements relating to the future performance of BiomX are subject to many factors, including but not limited to the Company’s ability to regain compliance with NYSE American continued listing standards within the applicable plan period, the possibility that NYSE Regulation may initiate delisting proceedings if the Company does not regain compliance or make progress consistent with its compliance plan, the sufficiency of working capital to realize the Company’s business plans and strategic opportunities, the going concern qualification in the Company’s financial statements, the Company’s ability to integrate and further develop acquired technologies, market acceptance and adoption of the Company’s technologies, competitive developments, changes in government and defense spending priorities, regulatory, export-control and geopolitical developments, Israel Innovation Authority restrictions applicable to certain of the Company’s technologies, customer concentration and the Company’s reliance on a limited number of key customer relationships, the Company’s ability to penetrate its intended markets and execute its business strategy, and other risk factors. Risk factors described under “Risk Factors” in BiomX’s most recently filed Annual Report on Form 10-K, as supplemented by the Form 10-K/A filed with the SEC on April 30, 2026, the Current Report on Form 8-K filed with the SEC on May 5, 2026, and other filings with the Securities and Exchange Commission, may cause actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements in this press release.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. BiomX undertakes no obligation to update any forward-looking statement contained in this press release to reflect events that occur or circumstances that exist after the date of this press release, except as required by law.

Investor Contact
Yair Ohayon

Yairo@biomx.com